Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE: June 23, 2017

ARC Group Worldwide Announces New Interim Chief Executive Officer and Board Member

DELAND, FL., June 23, 2017—ARC Group Worldwide, Inc. (“ARC” and the “Company”) (NASDAQ: ARCW), a leading global provider of advanced manufacturing and metal 3D printing solutions, today announced the appointment of Drew M. Kelley as Interim Chief Executive Officer and Board Member, replacing Jason T. Young, who is leaving his position with the Company and ARC’s Board to pursue other interests.  Mr. Kelley has served as the Company’s Chief Financial Officer since October 2013, and prior to joining the Company, was an accomplished investment banker and equity research analyst.  The appointment will be effective July 1, 2017.

Mr. Kelley commented, “I appreciate the confidence the Board has placed in me and look forward to working with the entire ARC organization as we establish and implement initiatives designed to improve operational efficiency, increase financial profitability, and create a stronger balance sheet.  Due to poor decisions and execution by the Company over the past several months, ARC will evaluate all aspects of our business and consider, where appropriate, non-cash write-offs in order to put these matters behind us as we enter our new fiscal year this July.  To that end, we have already initiated a robust review of our cost structure across all business units, and have, with the Board’s approval, completed operational adjustments and other measures necessary to achieve these established objectives.  Overall, I am confident this process will create a more fiscally disciplined company, while at the same time improving service to our customers and strengthening our leading role within the advanced manufacturing sector.”

Commenting on the change, ARC’s Chairman of the Board, Alan G. Quasha said, “We thank Mr. Young for his service as CEO of ARC and wish him success as he pursues other opportunities.”  Mr. Quasha continued, “In connection with these leadership changes, the Company will refocus its efforts to build upon its core capabilities of metal injection molding (“MIM”) and metal 3D printing.  I am confident that through these initiatives we can improve the Company’s profitability and cash flow generation, as well as reduce our debt obligations to our targeted ratio of two times debt-to-EBITDA.”

About ARC Group Worldwide, Inc.

ARC Group Worldwide is a global advanced manufacturing and metal 3D printing service provider focused on accelerating speed to market for its customers.  ARC provides a holistic set of precision manufacturing solutions, from design and prototyping through full run production.  These solutions include metal injection molding, plastic and metal 3D printing, metal stamping, plastic injection molding, clean room injection molding, rapid tooling, thixomolding, and flanges.  Further, ARC utilizes technology to improve automation in manufacturing through robotics, software and process automation, as well as lean manufacturing to improve efficiency.

Forward Looking Statements

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates and projections about future events.  These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth.  These statements are not historical facts or guarantees of future performance, events or results.  Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries.  Accordingly, actual results may differ materially.  ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information on risks and uncertainties that could affect ARC’s business, financial condition and results of operations, readers are encouraged to review Item 1A. – Risk Factors and all other disclosures appearing in ARC’s Form 10-K for the fiscal year ended June 30, 2016, as well as other documents ARC files from time to time with the Securities and Exchange Commission.

CONTACT: Drew M. Kelley

PHONE: (303) 467-5236

Email: InvestorRelations@ARCW.com